Exhibit 99.1

Signature Group Holdings, Inc. Reports Second Quarter 2014 Results

-Operating Costs Drop 19.8%-

-Industrial Supply Net Sales Increase 7.4%-

-Cash Position Increases while Debt Decreases $2.1 Million-

SHERMAN OAKS, Calif., August 7, 2014 – Signature Group Holdings, Inc. (OTCQX: SGGH) today reported financial results for its second quarter ended June 30, 2014.

Signature posted a net loss of $0.5 million in the second quarter of 2014, or $(0.04) per share, an improvement of $1.4 million from the $1.9 million net loss, or $(0.16) per share, reported in the second quarter of 2013. Sequentially, net earnings were lower by $0.6 million compared to the first quarter of 2014, however, adjusting for the one-time positive litigation settlement in the prior quarter, the second quarter loss was a $0.9 million improvement over the first quarter.

“The fundamentals of our Company continue to improve,” stated Chairman and CEO Craig Bouchard. “The cash position of the Company rose during the past quarter, which was not easy to accomplish. We are in active discussions to significantly grow the Company.”

Second Quarter 2014 Results

Loss from continuing operations was $0.7 million in the second quarter of 2014, compared to $2.0 million in the second quarter of 2013 and $1.2 million in the first quarter of 2014. Excluding the impact of a noncash goodwill impairment charge, the loss from continuing operations in the second quarter of 2014 was $0.3 million. The improvement on a sequential basis was largely due to increased earnings from Industrial Supply during the seasonally stronger second quarter and reduced selling, general and administrative expenses in Corporate and Other from lower compensation and professional fees. Year over year comparisons are not meaningful given the significant change in our results of operations following the sale of the residential real estate loans in the second quarter of 2013 and the changes in our warrant liability.

Earnings from discontinued operations was $0.2 million in the second quarter of 2014. We continued to make progress in reducing our outstanding legacy litigation matters.

As of June 30, 2014, the Company had $44.8 million in cash and cash equivalents; $53.5 million of working capital; and $16.2 million of total debt.

About Signature Group Holdings, Inc.

Signature is a holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. The Company has significant capital resources, and federal net operating loss tax carryforwards of nearly $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will,” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company’s expansion and business strategies and anticipated growth opportunities and the amount of fundraising necessary to achieve it, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the demand for Industrial Supply’s products; the Company’s ability to successfully identify, consummate and integrate the acquisitions of other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation matters as well as demands by investment banks for defense, indemnity, and contribution; obtaining the expected benefits of the reincorporation; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, SVP and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com

(Tables follow)

* * *

Signature Group Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2014	2013	2014	2013
Operating revenues:
Industrial Supply	$10,152	$9,452	$18,378	$17,823
Signature Special Situations	42	5,414	84	6,617
Corporate and Other	—	14	—	32
Total operating revenues	10,194	14,880	18,462	24,472
Operating costs:
Cost of goods sold	6,560	6,005	12,295	11,297
Selling, general and administrative	3,513	5,856	7,401	9,499
Interest expense	241	1,016	487	2,007
Amortization of intangibles	341	413	606	825
Total operating costs	10,655	13,290	20,789	23,628
Operating loss	(461)	1,590	(2,327)	844
Other income (expense):
Change in fair value of common stock warrant liability	200	(3,700)	1,000	(5,150)
Goodwill impairment	(400)	—	(400)	—
Other, net	14	86	44	101
Total other income (expense)	(186)	(3,614)	644	(5,049)
Loss from continuing operations before income taxes	(647)	(2,024)	(1,683)	(4,205)
Income tax expense	18	15	209	92
Loss from continuing operations	(665)	(2,039)	(1,892)	(4,297)
Loss from discontinued operations, net of income taxes	163	115	1,503	(393)
Net loss	(502)	(1,924)	(389)	(4,690)
Net loss attributable to noncontrolling interest	—	—	—	—
Net loss attributable to Signature Group Holdings, Inc.	$(502)	$(1,924)	$(389)	$(4,690)
LOSS PER SHARE
Basic and diluted:
Continuing operations	$(0.05)	$(0.17)	$(0.15)	$(0.37)
Discontinued operations	0.01	0.01	0.12	(0.03)
Basic and diluted loss per share	$(0.04)	$(0.16)	$(0.03)	$(0.40)

Signature Group Holdings, Inc.
Consolidated Balance Sheets

	June 30,	December 31,
(Dollars in thousands)	2014	2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$44,844	$47,913
Restricted cash	784	2,805
Trade accounts receivable, net	4,869	3,737
Inventory	11,614	10,777
Other current assets	716	902
Current assets of discontinued operations	144	223
Total current assets	62,971	66,357
Intangible assets, net	2,282	2,904
Goodwill	17,780	18,180
Other noncurrent assets	2,712	2,682
TOTAL ASSETS	$85,745	$90,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$3,622	$3,228
Line of credit	750	500
Long-term debt due within one year	3,800	3,600
Other current liabilities	1,070	1,094
Current liabilities of discontinued operations	230	2,264
Total current liabilities	9,472	10,686
Long-term debt	11,650	13,600
Common stock warrant liability	8,300	9,300
Other noncurrent liabilities	96	119
Noncurrent liabilities of discontinued operations	6,000	6,500
TOTAL LIABILITIES	35,518	40,205
TOTAL STOCKHOLDERS' EQUITY	50,227	49,918
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,745	$90,123

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA from continuing operations are not financial measures recognized under GAAP. EBITDA and Adjusted EBITDA from continuing operations are presented and discussed because management believes they enhance the understanding of the financial performance of the Company’s operations by investors and lenders. As a complement to financial measures recognized under GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA from continuing operations are not measures recognized under GAAP, they are not intended to be presented herein as a substitute for net earnings (loss) from continuing operations as an indicator of operating performance. EBITDA and Adjusted EBITDA from continuing operations are primarily performance measurements used by our senior management and Board to evaluate certain operating results.

We calculate EBITDA and Adjusted EBITDA as earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of loss from continuing operations to EBITDA and Adjusted EBITDA from continuing operations. Earnings (loss) from continuing operations is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA from continuing operations.

Our calculation of EBITDA and Adjusted EBITDA from continuing operations may be different from the calculation used by other companies for non-GAAP financial measures having the same or similar names; therefore, they may not be comparable to other companies.

The following table presents our reconciliation of loss from continuing operations to EBITDA and Adjusted EBITDA from continuing operations for the three and six months ended June 30, 2014 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2014	2013	2014	2013
Loss from continuing operations	$(665)	$(2,039)	$(1,892)	$(4,297)
Plus:
Interest	241	1,016	487	2,007
Taxes	18	15	209	92
Depreciation	38	25	69	45
Amortization of intangibles	341	413	606	825
EBITDA from continuing operations	(27)	(570)	(521)	(1,328)
Adjustments:
Change in fair value of common stock warrant liability	(200)	3,700	(1,000)	5,150
Share-based compensation	232	574	749	946
Accretion of discounts	—	(57)	—	(169)
Amortization of other capitalized costs	17	18	35	36
Gain on sale of loans	—	(5,026)	—	(5,026)
Inventory impairment	—	—	432	—
Goodwill impairment	400	—	400	—
Incremental professional fees related to the Reincorporation and proxy contests	32	1,791	99	1,800
Total adjustments	481	1,000	715	2,737
Adjusted EBITDA from continuing operations	$454	$430	$194	$1,409